Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607-7506

March 5, 2026

Bioventus Inc.
4721 Emperor Boulevard, Suite 100
Durham, North Carolina 27703

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 filed on or about the date hereof by Bioventus Inc., a Delaware corporation (the “Registrant”), with the U.S. Securities and Exchange Commission (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,400,777 shares of the Registrant’s Class A common stock, $0.001 par value per share (the “Shares”). We understand that 3,729,800 Shares are to be issued pursuant to the Bioventus Inc. 2021 Incentive Award Plan and 670,977 Shares are to be issued pursuant to the Bioventus Inc. 2021 Employee Stock Purchase Plan (each referred to individually as the “Plan” and collectively as the “Plans”). In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

As the Registrant’s legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the sale of the Shares pursuant to the Plans.

It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as the Registrant’s counsel, to be taken prior to the issuance of the Shares, the Shares when issued in the manner referred to in the Registration Statement and in accordance with the applicable Plan, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

Sincerely,

/s/ WYRICK ROBBINS YATES & PONTON LLP